CONFIDENTIAL INFORMATION, NONCOMPETITION
AND INVENTION ASSIGNMENT AGREEMENT

In consideration of my being employed by HydroGen, L.L.C., any of its affiliates, or any of their respective successors or assigns (collectively, the "Company"), I agree to the following, intending to be legally bound:

1.  At-Will Employment. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. My employment may be terminated at any time by either me or the Company, for any or no reason, with or without cause or notice.

2.  Best Efforts. While employed by the Company, I shall devote my best efforts, and all of my working time and attention to the interests of the Company, shall faithfully perform all duties from time to time assigned to me and shall conform to all of the Company’s requirements for proper business conduct.

3.  Confidential Information.

(a)  Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I call or with whom I become acquainted during the term of my employment), customer contacts, customer purchasing practices, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances, personnel information including but not limited to regarding compensation, skills and duties, and other business information that I learn of, obtain, or that is disclosed to me during the course of my employment, either directly or indirectly, in writing, orally or by drawings or inspection of documents or other tangible property. However, Confidential Information does not include any of the foregoing items which has been made generally available to the public and become publicly known through no wrongful act of mine.

(b)  Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity, if any, with whom I have an agreement or duty to keep such information or secrets confidential, if any, and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c)  Third Party Information. I recognize that the Company has received and in the future will receive from third parties (including customers of the Company) their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity or to use it except as necessary in carrying out my work for the Company, consistent with the Company's agreement with such third party.

4.  Inventions.

(a)  Inventions Retained and Licensed. I have attached hereto, as Attachment "A", a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

(b)  Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, from the date my employment with the Company commenced until my cessation of employment with the Company (collectively referred to as "Inventions"), including any and all intellectual property rights inherent in the Inventions and appurtenant thereto including, without limitation, all patent rights, copyrights, trademarks, know-how and trade secrets (collectively referred to as "Intellectual Property Rights"). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

(c)  Maintenance of Records. I agree to keep and maintain adequate and current records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(d)  Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any Intellectual Property Rights related thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Inventions and any Intellectual Property Rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign Intellectual Property Right covering Inventions assigned to the Company as above, then I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, or copyright, trademark or other registrations thereon with the same legal force and effect as if executed by me.

5.  Noncompetition, Nonsolicitation, Etc.

(a)  During my employment with the Company and for the periods set forth below after the termination of my employment with Corporation for any reason whatsoever, I shall not, directly or indirectly:

(i)  a period of eighteen (18) months after such termination, on my own behalf or in the service or on behalf of others, solicit, encourage, recruit or attempt to persuade any person to terminate such person's employment with the Company, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or is at-will.

(ii)  for a period of one (1) year after such termination, employ or establish a business relationship with, or encourage or assist any person or entity to employ or establish a business relationship with, any individual who was employed by the Company during the preceding twelve month period in the design, development, invention, implementation, application, manufacture, production, marketing, sale or license of medium and high temperature fuel cell power plants for applications greater than 1MW.

(iii)  for a period of one (1) year after such termination, direct or do any act or thing which may interfere with or adversely affect the relationship (contractual or otherwise) of the Company with any person or entity that is a Customer, Prospective Customer, vendor or contractor of the Company, or otherwise induce or attempt to induce any such person or entity to cease doing business, reduce or otherwise limit its business with the Company.

(iv)  for a period of one (1) year from such termination, solicit business from any Customer or Prospective Customer, or do business with any Customer of the Company in the design, development, invention, implementation, application, manufacture, production, marketing, sale or license of medium and high temperature fuel cell power plants for applications greater than 1MW.

(v)  for a period of one (1) year after such termination, directly or indirectly, engage in or be associated with (as a principal, agent, consultant, partner, director, officer, employee, stockholder, investor or otherwise) any person or entity that directly or indirectly, engages in or plans to engage in, the design, development, invention, implementation, application, manufacture, production, marketing, sale or license of medium and high temperature fuel cell power plants for applications greater than 1MW. I am prohibited from engaging in or being associated with (as described above) any person or entity that engages in or plans to engage in the activities described in this subsection (v) in any state in the continental United States, the United Kingdom, the Netherlands, Germany, France, Belgium, Switzerland, Austria and Italy, as well as in any other state or foreign country in which the Company does business or is planning to do business.

(b)  For purposes of subparagraph (a) above, (i) "Customer" shall mean those persons or entities for whom or which the Company performed services or to whom or which the Company sold or licensed its products, during the twelve months preceding the cessation of my employment, and (ii) "Prospective Customer" shall mean persons or entities whose business was solicited by the Company during the twelve months preceding the cessation of my employment.

(c)  I acknowledge and agree that (i) the Company does business and/or plans to conduct business throughout the continental Unites States and in Western Europe, (ii) the Confidential Information that I learn of, obtain, or that is disclosed to me during the course of my employment, is capable of being used anywhere in the world to compete against the Company in the markets in which it does business and/or plans to conduct business; (iii) the covenants set forth in Sections 3, 4, 5 and 6 of this Agreement are reasonable and necessary in order to protect the legitimate interests of the Company and I am receiving adequate consideration hereunder; (iv) the Company will not have any adequate remedy at law if I violate the terms hereof or fails to perform any of my obligations under Sections 3, 4, 5 and 6 of this Agreement; and (v) the Company shall have the right, in addition to any other rights either may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce any such covenant or any other obligations of Employee under this Sections 3, 4, 5 and 6 of this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

(d)  If the period of time or scope of any restriction set forth in this Agreement should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the scope of the restriction shall be modified, or both, by a court of competent jurisdiction so that such restrictions may be enforceable for such time and in the manner to the fullest extent adjudged to be reasonable. If I violate any of the restrictions contained in subparagraph (a) above, then the restrictive period shall not run in my favor from the time of the commencement of any such violation until such time as such violation shall be cured by me.

6.  Returning Company Documents and Property. I agree that, at the time of leaving the employ of the Company, or earlier upon request, I will deliver to the Company (and will not keep in my possession or deliver to anyone else) any and all records, data, notes, reports, information, proposals, lists, correspondence, emails, specifications, drawings, blueprints, sketches, materials, other documents, or reproductions or copies (including but not limited to on computer discs or drives) of any aforementioned items either developed by me pursuant to my employment with the Company or otherwise relating to the business of the Company, retaining neither copies nor excerpts thereof. I also agree that, at the time of leaving the employ of the Company, or earlier upon request, I will deliver to the Company all Company property in my possession, including cell phones, computers, computer discs, drives and other equipment or devices and that if I fail to do so the Company may withhold from my compensation the replacement cost of Company property I have not returned. I agree to sign and deliver to the Company the Company's form of "Termination Certification" certifying my compliance with this Section 5.

7.  Arbitration and Equitable Relief.

(a)  Arbitration. In order to obtain the many benefits of arbitration over court proceedings, including speed of resolution, lower costs and fees and more flexible rules of evidence, I agree that all disputes (except those relating to unemployment compensation or workers compensation, and except as provided in paragraph 7(b) below) arising out of my employment or concerning the interpretation or application of this Agreement or its subject matter (including without limitation those relating to workplace discrimination and/or harassment on any basis, whatsoever, including but not limited to age, race, sex, religion, national origin, disability or perceived disability, as well as any claimed violation of any federal, state or local law, regulation or ordinance, such as Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act and their state and local counterparts, if any, including but not limited to any claims of retaliation thereunder) shall be resolved exclusively by binding arbitration at a location in reasonable proximity to my last place of employment with the Company, pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The parties expressly waive their rights to have any such claim resolved by jury trial. The Company shall bear the cost of the Arbitrator's fee. The Company shall initially bear its filing fees, as well as my filing fees in excess of $75.00 upon my written request to the Company's President. The decision, in the Arbitrator's discretion, may award all or some of my or the Company's attorneys fees and costs, including filing fees, in addition to any such awards required by law. Arbitration must be demanded within three hundred (300) days of the time when the demanding party knows or should know of the events giving rise to the claim. The decision of the Arbitrator shall be in writing and set forth the findings and conclusions upon which the decision is based. Notwithstanding the foregoing, the requirement to arbitrate does not apply to the filing of a claim with a federal, state or local administrative agency. The decision of the Arbitrator shall be final and binding and may be enforced under the terms of the Federal Arbitration Act (9 U.S.C. Section 1 et seq.), but may in addition be set aside or modified by a reviewing court in the event of a material error of law. Judgment upon the award may be entered, confirmed and enforced in any federal or state court of competent jurisdiction.

(b)  Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, 5 and 6 of this Agreement. Accordingly, I agree that if I breach or threaten to breach any of such covenants, the Company will have available, in addition to any other right or remedy available, the right to obtain injunctive and equitable relief of any type from a court of competent jurisdiction, including but not limited to restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

8.  General Provisions.

(a)  Governing Law and Forum. This Agreement shall be governed by and interpreted in accordance with the laws of Pennsylvania, the location of the Company's headquarters, where this Agreement shall be entered into, without giving effect to any conflict of laws provisions. Any court action instituted by me or on my behalf relating in any way to this Agreement or my employment with the Company shall be filed exclusively in federal or state court in the County of Allegheny, State of Pennsylvania and I consent to the jurisdiction and venue of these courts in any action instituted by the Company against me.

(b)  Entire Agreement. This Agreement and the Offer of Employment Letter, set forth the entire agreement and understanding between the Company and me, and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by me and the Company’s Chief Executive Officer, President or Chief Operating Officer. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c)  Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable by an arbitrator or court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

(d)  Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and may be assigned by the Company and its successors without my consent.

9.  Representations and Warranties. I represent and warrant that I am not under any obligations to any third party which prohibits, restricts or could interfere in any way with the performance of my duties as an employee of the Company and that my employment with Company will not breach any agreement by which I am bound, including, without limitation, with any of my former employers. I represent and warrant that there are no legal or contractual impediments to me being able to fully undertake any work on behalf of the Company, including but not limited to agreements not to compete. Any and all agreements I have entered into either with any former employers or which could apply in any way to my activities during my employment with the Company are listed in attachment "B" to this Agreement.

10.  Employee Acknowledgement. I acknowledge and agree (i) that I have had the opportunity to consult with independent counsel of my own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that I have read and understand the Agreement, am fully aware of its legal effect, and have entered into it freely based on my own judgment.

Date: 11/10/07

/s/ John J. Freeh
Signature

John J. Freeh
Name of Employee (typed or printed)

/s/ Christopher J. Garofalo
Witness

ATTACHMENT A

ATTACHMENT B